Exhibit 99.1
Delivers 136% Reported EPS Growth & 16% Comparable EPS Growth; Generates 10% Net Sales Growth
Beer Business Achieves Depletion Growth of 10% and Record Operating Margin Performance

	Net Sales	Operating Income	Earnings Before Interest & Taxes (EBIT)	Diluted Net Income Per Share Attributable to CBI (EPS)
Second Quarter Fiscal Year 2019 Financial Highlights (1) | In millions, except per share data
Reported	$2,299	$765	NA	$5.87
% Change	10%	7%	NA	136%
Comparable	$2,299	$781	$779	$2.87
% Change	10%	9%	9%	16%
Effective March 1, 2018, the company adopted the FASB amended guidance regarding the recognition of revenue from contracts with customers using the retrospective application method. Accordingly, financial information for prior interim and annual periods presented herein has been adjusted to reflect the adoption of this amended guidance.
(1) Definitions of reported and comparable, as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this news release. | NA=Not Applicable
HIGHLIGHTS

•	Increases fiscal 2019 reported basis EPS outlook to $14.10 - $14.25 and comparable basis EPS outlook to $9.60 - $9.75; excludes impact of the pending additional investment in Canopy Growth Corporation

•	Achieves reported basis EPS of $5.87 and comparable basis EPS of $2.87, an increase of 136% and 16%, respectively

•
Reported basis results reflect $639 million unrealized gain for an increase in fair value of the initial investment in Canopy Growth Corporation; $1.3 billion unrealized gain has been recognized since investment in November 2017

•	Generates $1.3 billion of operating cash flow and $968 million of free cash flow, an increase of 21% and 62%, respectively

•	Affirms fiscal 2019 operating cash flow target of approximately $2.45 billion and free cash flow projection of $1.2 - $1.3 billion

•	Plans additional $4 billion investment in Canopy Growth Corporation; transaction expected to close at the end of October

•	Repurchases 1.9 million shares of common stock for $404 million for the second quarter; 2.4 million shares for $504 million for the first half fiscal 2019

•	Declares quarterly cash dividend

Tony Romo joined Team Corona Extra as the operator and face of the fan-favorite Corona Hotline.

AWARDS + RECOGNITION

the BEVERAGE INFORMATION GROUP

GROWTH BRANDS

BEER • 2018

“The double digit EPS growth we delivered in the second quarter is top-tier for consumer product companies. Constellation remains the high-end leader and the most significant growth contributor in the U.S. beer market, and we’re seeing strong growth trends for the super-premium plus segment of our wine portfolio. Our $4 billion investment in Canopy Growth provides us with a strong foothold in the emerging global cannabis market, which could be one of the most significant growth opportunities of the next decade.”

The Beverage Information Group recognized Constellation Brands in October 2018 with six Growth Brands Awards for calendar year 2017:  Modelo Especial Chelada, Modelo Especial, Modelo Negra, Corona Extra, Corona Light and Pacifico.

Rob Sands
Chief Executive Officer

beer
	Shipment Volume	Depletion Volume	Net Sales	Operating Income
Three Months Ended | In millions; branded product, 24-pack, 12-ounce case equivalents
August 31, 2018	87.3		$1,527.1	$630.6
August 31, 2017	80.3		$1,381.7	$569.0
% Change	8.7%	10.1%	10.5%	10.8%
HIGHLIGHTS

•	The Modelo and Corona brand families drove strong portfolio performance and market share gains with depletion growth of 10%.

•
The beer business achieved record operating margin of 41.3%, an increase of 10 basis points, as benefits from favorable pricing and operational performance were offset by higher transportation costs and marketing investments.

•
Marketing as a percent of net sales increased to almost 9% for second quarter and nearly 10% for first half fiscal 2019. The increases are primarily driven by upfront marketing investments for the Corona Premier and Corona Familiar product introductions, as well as ongoing investments to sustain the growth momentum within the existing portfolio. The company continues to target fiscal 2019 marketing as a percent of net sales in the range of 9.5% - 10%.

●  Depletion growth for the Corona Brand family has accelerated from 4% for fiscal 2018 to 8% for first half fiscal 2019 driven by the new Corona Premier and Corona Familiar product launches, which continue to exceed expectations.
●  During second quarter, the beer business was the number one share gainer in the U.S. beer industry driven by accelerating Corona brand family dollar trends and Modelo Especial’s position as the #1 growth brand in the market.

Corona Extra
LA CERVEZA MAS FINA
BEER
CERVECERIA MODELO MEXICO
Corona Light BEER
THE LIGHT CERVEZA
Corona Familiar
LA CERVEZA MAS FINA
HECHO EN MEXICO · IMPORTED BEER · MADE IN MEXICO
12 FL. OZ.
Corona PREMIER
90 CALORIES
SMOOTH & PERFECTLY BALANCED
2.6g CARBS
Brewed and Bottled by
CERVECERIA MODELO MEXICO
BEER 12 FL. OZ.
ESPECIAL
CERVEZA
Modelo
CERVECERIA MODELO MEXICO
1925
CHELADA
Especial
WITH THE REFRESHING FLAVORS
OF TOMATO, SALT AND LIME
BREWED IN MEXICO
CERVECERIA MODELO MEXICO
CERVEZA
Modelo
1925
Especial
Golden, full-flavored pilsner-style
lager with a clean, crisp finish
CERVECERIA MODELO MEXICO
CERVEZA
Modelo
1925
Negra

wine and spirits
	Shipment Volume	Depletion Volume	Net Sales	Operating Income
Three Months Ended | In millions; branded product, 9-liter case equivalents
August 31, 2018	16.0		$772.0	$201.4
August 31, 2017	14.7		$706.2	$185.7
% Change	8.8%	0.2%	9.3%	8.5%
HIGHLIGHTS

•
Focus on higher retail price points for the wine business is paying off with strong depletion growth trends of more than 6% for the >$11 price category, driven by the Meiomi, Kim Crawford, Simi and Prisoner brands.

•
Net sales benefited from strong shipment volume growth primarily due to timing, as shipments outpaced depletion volume to ensure the wine and spirits portfolio is well positioned heading into the holiday selling season; most of this shipment timing benefit is expected to reverse in third quarter.

“Our share repurchases to date of more than $500 million reflect confidence in our ability to drive double digit EPS growth for our core business well into the future. And, our strong cash generation capabilities allow financial flexibility to make strategic investments in long-term growth opportunities that have the potential for significant upside.”

David Klein
Chief Financial Officer

●   The wine and spirits business operating margin decreased 20 basis points to 26.1%, as higher COGS, driven primarily by increased grape and transportation costs, and marketing investments, were mostly offset by pricing and SG&A favorability.
●   The wine and spirits innovation pipeline is driving growth and primed for the holiday selling season with brands like Meiomi Sparkling, The Snitch, Cooper & Thief Rye Barrel Aged Cabernet, as well as Black Box Spirits.

MEIOMI
CALIFORNIA
NORTH COAST
MEIOMI
Sparkling Wine
MÉTHODE CHAMPENOISE
THE SNITCH
COOPER & THIEF
CELLARMASTERS
CABERNET SAUVIGNON
NAPA VALLEY
750 mL
HIGH WEST DISTILLERY
BLACK BOX
PREMIUM SPIRITS
VODKA
Premium Select
TRIPLE DISTILLED FIVE TIMES FILTERED
Made from the Finest Select Grain
VODKA ON TAP
ALC/VOL 40%
PROOF 80
LITERS 1.75
ARTFULLY DISTILLED VODKA
MADE WITH MOUNTAIN SPRING WATER

QUARTERLY DIVIDEND
On October 3, 2018, Constellation’s board of directors declared a quarterly cash dividend of $0.74 per share of Class A Common Stock and $0.67 per share of Class B Common Stock, payable on November 20, 2018, to stockholders of record as of the close of business on November 6, 2018.

† A copy of this news release, including the attachments and other financial information that may be discussed during the call, will be available on our website cbrands.com under “Investors/Reporting” prior to the call.

OUTLOOK
The table below sets forth management’s current EPS expectations for fiscal 2019 compared to fiscal 2018 actual results, both on a reported basis and a comparable basis. Excludes impact from the pending additional Canopy Growth investment.

	Reported Basis		Comparable Basis
	FY19 Estimate	FY18 Actual	FY19 Estimate	FY18 Actual
Fiscal Year Ending February 28	$14.10 - $14.25	$11.47	$9.60 - $9.75	$8.70

For fiscal 2019, the beer business continues to target net sales and operating income growth to be in the range of 9 - 11 percent. For the wine and spirits business, the company continues to expect net sales and operating income growth to be in the range of 2 - 4 percent.
Fiscal 2019 guidance also includes the following current assumptions:

●  Interest expense: $335 - $345 million
●  Tax rate: approximately 18 percent
●  Weighted average diluted shares outstanding: approximately 196 million; assumes no additional share repurchases for fiscal 2019

●  Operating cash flow: $2.35 - $2.55 billion
●  Capital expenditures: $1.15 - $1.25 billion, including approximately $900 million targeted for Mexico beer operations expansion activities
●  Free cash flow: $1.2 - $1.3 billion

The pending $4 billion Canopy Growth investment is expected to close at the end of October and to be financed using debt. The company estimates the interest expense associated with this transaction to approximate $60 million before tax with an approximate $0.25 - $0.30 impact on fiscal 2019 comparable basis EPS results. The company continues to evaluate the potential equity in earnings impact from the pending Canopy Growth investment and related items. In addition, Constellation’s reported EPS guidance does not assume future changes in the fair value of the company’s investments in Canopy Growth.

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ and STZ.B), a Fortune 500® company, is a leading international producer and marketer of beer, wine and spirits with operations in the U.S., Mexico, New Zealand, Italy and Canada. Constellation is the No. 3 beer company in the U.S. with high-end, iconic imported brands such as Corona Extra, Corona Light, Modelo Especial, Modelo Negra and Pacifico. The company’s beer portfolio also includes Ballast Point, one of the most awarded craft brewers in the U.S., and Funky Buddha Brewery. In addition, Constellation is the world leader in premium wine, selling great brands that people love, including Robert Mondavi, Clos du Bois, Kim Crawford, Meiomi, Mark West, Black Box, Ruffino and The Prisoner. The company’s premium spirits brands include SVEDKA Vodka, Casa Noble Tequila and High West Whiskey.
Based in Victor, N.Y., the company believes that industry leadership involves a commitment to brand building, our trade partners, the environment, our investors and to consumers around the world who choose our products when celebrating big moments or enjoying quiet ones. Founded in 1945, Constellation has grown to become a significant player in the beverage alcohol industry with more than 100 brands in its portfolio; about 40 wineries, breweries and distilleries; and approximately 10,000 talented employees. We express our company vision: to elevate life with every glass raised.
To learn more, follow us on Twitter @cbrands and visit www.cbrands.com.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Mike McGrew 773-251-4934 | Amy Martin 585-678-7141	Patty Yahn-Urlaub 585-678-7483 | Bob Czudak 585-678-7170

SUPPLEMENTAL INFORMATION
Reported basis (“reported”) are amounts as reported under generally accepted accounting principles. Comparable basis (“comparable”) are amounts which exclude items that affect comparability (“comparable adjustments”), as they are not reflective of core operations of the segments. The company’s measure of segment profitability excludes comparable adjustments, which is consistent with the measure used by management to evaluate results. The company discusses various non-GAAP measures in this news release. Financial statements, as well as supplemental schedules and tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this news release.

FORWARD-LOOKING STATEMENTS
The statements made under the heading Outlook, and all statements other than statements of historical fact set forth in this news release regarding Constellation Brands’ business strategy, future operations, future financial position, expected effective tax rates and anticipated tax liabilities, estimated revenues, projected costs, estimated diluted EPS, expected cash flow, prospects, plans and objectives of management, manner and timing of share repurchases pursuant to the share repurchase authorization, as well as information concerning expected actions of third parties, are forward-looking statements (collectively, the “Projections”) that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the Projections.
During the current quarter, Constellation Brands may reiterate the Projections. Prior to the start of the company’s quiet period, which will begin at the close of business on November 30, 2018, the public can continue to rely on the Projections as still being Constellation Brands’ current expectations on the matters covered, unless the company publishes a notice stating otherwise. During Constellation Brands’ “quiet period,” the Projections should not be considered to constitute the company’s expectations and should be considered historical, speaking as of prior to the quiet period only and not subject to update by the company.
The Projections are based on management’s current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger or any other business combination, divestiture, restructuring or other strategic business realignments, financing or share repurchase that may be completed after the date of this release. The Projections should not be construed in any manner as a guarantee that such results will in fact occur. The pending additional investment in Canopy Growth is subject to the satisfaction of certain closing conditions, including the receipt of required regulatory approvals. There can be no assurance the pending additional investment in Canopy Growth will occur or will occur on the terms and timetable contemplated hereby.
In addition to the risks and uncertainties of ordinary business operations, the Projections of the company contained in this news release are subject to a number of risks and uncertainties, including:

•	completion of the pending additional investment in Canopy Growth;

•	beer operations expansion, construction and optimization activities, and costs and timing associated with these activities, may vary from management’s current estimates;

•	accuracy of supply projections, including those relating to beer operations expansion activities and glass sourcing;

•	operating cash flow, free cash flow, effective tax rate and capital expenditures to support long-term growth may vary from management’s current estimates;

•	accuracy of projections associated with market opportunities and with previously announced acquisitions, investments, and divestitures;

•
exact elements of the debt financing and associated interest expense for the pending additional investment in Canopy Growth will depend upon market conditions and availability of financing under the expected terms;

•	exact duration of the share repurchase implementation and the amount, timing, and source of funds for any share repurchases;

•	raw material and water supply, production or shipment difficulties could adversely affect the company’s ability to supply its customers;

•
general economic, geo-political, domestic, international and regulatory conditions, instability in world financial markets, unanticipated environmental liabilities and costs, or enhanced competitive activities;

•
changes to international trade agreements and tariffs, accounting standards, elections or assertions, tax laws or other governmental rules and regulations, and other factors which could impact the company’s reported financial position, results of operations or effective tax rate, and accuracy of any associated projections;

•	changes in interest rates and the inherent unpredictability of currency fluctuations, commodity prices and raw material costs; and

•
other factors and uncertainties disclosed in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2018, which could cause actual future performance to differ from current expectations.

Constellation Brands, Inc. and Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (in millions) (unaudited)

	August 31, 2018	February 28, 2018
Assets
Current assets:
Cash and cash equivalents	$206.1	$90.3
Accounts receivable	951.2	776.2
Inventories	1,941.9	2,084.0
Prepaid expenses and other	486.3	523.5
Total current assets	3,585.5	3,474.0
Property, plant and equipment	4,947.7	4,789.7
Goodwill	8,082.6	8,083.1
Intangible assets	3,308.9	3,304.8
Other assets	4,172.8	887.1
Total assets	$24,097.5	$20,538.7

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$717.1	$746.8
Current maturities of long-term debt	18.9	22.3
Accounts payable	734.9	592.2
Other accrued expenses and liabilities	691.6	678.3
Total current liabilities	2,162.5	2,039.6
Long-term debt, less current maturities	9,187.6	9,417.6
Other liabilities	1,212.2	1,089.8
Total liabilities	12,562.3	12,547.0
CBI stockholders’ equity	11,268.3	7,975.1
Noncontrolling interests	266.9	16.6
Total stockholders’ equity	11,535.2	7,991.7
Total liabilities and stockholders’ equity	$24,097.5	$20,538.7

Constellation Brands, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS (in millions, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	August 31, 2018	August 31, 2017	August 31, 2018	August 31, 2017
Sales	$2,525.7	$2,300.6	$4,755.7	$4,408.9
Excise taxes	(226.6)	(212.7)	(409.5)	(392.5)
Net sales	2,299.1	2,087.9	4,346.2	4,016.4
Cost of product sold	(1,130.9)	(1,019.2)	(2,129.4)	(1,959.4)
Gross profit	1,168.2	1,068.7	2,216.8	2,057.0
Selling, general and administrative expenses	(403.2)	(351.4)	(826.4)	(778.6)
Operating income	765.0	717.3	1,390.4	1,278.4
Income from unconsolidated investments	688.4	0.2	1,052.8	0.6
Interest expense	(88.0)	(81.3)	(175.8)	(163.7)
Loss on extinguishment of debt	—	(2.1)	—	(8.8)
Income before income taxes	1,365.4	634.1	2,267.4	1,106.5
Provision for income taxes	(214.1)	(130.0)	(369.8)	(201.4)
Net income	1,151.3	504.1	1,897.6	905.1
Net income attributable to noncontrolling interests	(1.8)	(2.5)	(4.3)	(5.0)
Net income attributable to CBI	$1,149.5	$501.6	$1,893.3	$900.1

Net income per common share attributable to CBI:
Basic – Class A Common Stock	$6.11	$2.59	$10.03	$4.66
Basic – Class B Convertible Common Stock	$5.55	$2.36	$9.11	$4.23

Diluted – Class A Common Stock	$5.87	$2.49	$9.64	$4.47
Diluted – Class B Convertible Common Stock	$5.41	$2.30	$8.89	$4.13

Weighted average common shares outstanding:
Basic – Class A Common Stock	167.172	172.087	167.617	171.821
Basic – Class B Convertible Common Stock	23.323	23.338	23.325	23.341

Diluted – Class A Common Stock	195.907	201.346	196.468	201.199
Diluted – Class B Convertible Common Stock	23.323	23.338	23.325	23.341

Cash dividends declared per common share:
Class A Common Stock	$0.74	$0.52	$1.48	$1.04
Class B Convertible Common Stock	$0.67	$0.47	$1.34	$0.94

Constellation Brands, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)

	Six Months Ended
	August 31, 2018	August 31, 2017
Cash flows from operating activities
Net income	$1,897.6	$905.1
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized gain on securities measured at fair value	(950.4)	—
Gain on sale of unconsolidated investment	(99.8)	—
Deferred tax provision	202.3	12.2
Depreciation	168.8	140.9
Stock-based compensation	35.9	28.9
Loss on extinguishment of debt and amortization of debt issuance costs	8.9	14.4
Impairment and amortization of intangible assets	3.0	89.7
Change in operating assets and liabilities, net of effects from purchases of businesses :
Accounts receivable	(173.8)	(116.7)
Inventories	123.8	49.2
Prepaid expenses and other current assets	(49.0)	(89.7)
Accounts payable	111.0	40.2
Deferred revenue	35.6	27.4
Other accrued expenses and liabilities	15.6	(29.5)
Other	9.0	30.8
Total adjustments	(559.1)	197.8
Net cash provided by operating activities	1,338.5	1,102.9

Cash flows from investing activities
Purchases of property, plant and equipment	(370.6)	(505.1)
Investment in debt securities	(150.5)	—
Purchases of businesses, net of cash acquired	(20.2)	(131.8)
Proceeds from sale of unconsolidated investment	110.2	—
Proceed from sales of assets	44.7	0.8
Other investing activities	(2.4)	(4.5)
Net cash used in investing activities	(388.8)	(640.6)

Cash flows from financing activities
Purchases of treasury stock	(504.3)	(14.3)
Dividends paid	(279.1)	(201.0)
Net proceeds from (repayments of) short-term borrowings	(32.4)	206.6
Principal payments of long-term debt	(23.5)	(4,517.9)
Payments of debt issuance costs	(13.6)	(20.2)
Payments of minimum tax withholdings on stock-based payment awards	(13.5)	(22.5)
Proceeds from shares issued under equity compensation plans	21.5	32.0
Proceeds from issuance of long-term debt	12.0	4,017.0
Net cash used in financing activities	(832.9)	(520.3)

Effect of exchange rate changes on cash and cash equivalents	(1.0)	6.2

Net increase (decrease) in cash and cash equivalents	115.8	(51.8)
Cash and cash equivalents, beginning of period	90.3	177.4
Cash and cash equivalents, end of period	$206.1	$125.6

Constellation Brands, Inc. and Subsidiaries SUMMARIZED SEGMENT AND INCOME FROM UNCONSOLIDATED INVESTMENTS INFORMATION (in millions) (unaudited)

	Three Months Ended			Six Months Ended
	August 31, 2018	August 31, 2017	Percent Change	August 31, 2018	August 31, 2017	Percent Change
Beer
Segment net sales	$1,527.1	$1,381.7	11%	$2,902.2	$2,620.9	11%
Segment gross profit	$843.4	$749.8	12%	$1,592.8	$1,430.3	11%
% Net sales	55.2%	54.3%		54.9%	54.6%
Segment operating income	$630.6	$569.0	11%	$1,150.6	$1,066.5	8%
% Net sales	41.3%	41.2%		39.6%	40.7%

Wine and Spirits
Wine net sales	$671.0	$614.0	9%	$1,262.8	$1,216.1	4%
Spirits net sales	101.0	92.2	10%	181.2	179.4	1%
Segment net sales	$772.0	$706.2	9%	$1,444.0	$1,395.5	3%
Segment gross profit	$336.6	$315.5	7%	$627.4	$631.0	(1%)
% Net sales	43.6%	44.7%		43.4%	45.2%
Segment operating income	$201.4	$185.7	8%	$369.2	$387.4	(5%)
% Net sales	26.1%	26.3%		25.6%	27.8%
Segment income (loss) from unconsolidated investments	$(1.0)	$—	NM	$3.8	$0.2	NM

Corporate Operations and Other
Segment operating loss	$(51.3)	$(41.5)	24%	$(101.5)	$(78.9)	29%
Segment income (loss) from unconsolidated investments	$(1.1)	$0.2	NM	$(1.2)	$0.4	NM

Consolidated operating income	$765.0	$717.3		$1,390.4	$1,278.4
Comparable Adjustments	15.7	(4.1)		27.9	96.6
Comparable operating income	$780.7	$713.2		$1,418.3	$1,375.0

Consolidated income from unconsolidated investments	$688.4	$0.2		$1,052.8	$0.6
Comparable Adjustments	(690.5)	—		(1,050.2)	—
Comparable income (loss) from unconsolidated investments	$(2.1)	$0.2		$2.6	$0.6

Consolidated EBIT	$778.6	$713.4		$1,420.9	$1,375.6
NM=Not Meaningful

Constellation Brands, Inc. and Subsidiaries
SUPPLEMENTAL SHIPMENT AND DEPLETION INFORMATION
(unaudited)

	Three Months Ended			Six Months Ended
	August 31, 2018	August 31, 2017	Percent Change	August 31, 2018	August 31, 2017	Percent Change
Beer
(in millions, branded product, 24-pack, 12-ounce case equivalents)
Shipment volume	87.3	80.3	8.7%	165.2	152.0	8.7%

Depletion volume (1)			10.1%			9.5%

Wine and Spirits
(in millions, branded product, 9-liter case equivalents)
Shipment volume	16.0	14.7	8.8%	29.5	28.6	3.1%
U.S. Domestic shipment volume	14.8	13.6	8.8%	27.3	26.5	3.0%
U.S. Domestic Focus Brands shipment volume (2)	9.4	8.3	13.3%	17.2	16.0	7.5%

U.S. Domestic depletion volume (1)			0.2%			(1.6%)
U.S. Domestic Focus Brands depletion volume (1) (2)			2.3%			1.4%

(1)	Depletions represent distributor shipments of our respective branded products to retail customers, based on third-party data.

(2)
U.S. Domestic Focus Brands include the following brands and/or portfolios of brands:  7 Moons, Black Box, Casa Noble, Clos du Bois, Franciscan, High West, Kim Crawford, Mark West, Meiomi, Mount Veeder, Nobilo, Ravage, Robert Mondavi, Ruffino, Schrader, Simi, SVEDKA Vodka, The Dreaming Tree and the Charles Smith and Prisoner portfolios of brands.

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

We report our financial results in accordance with generally accepted accounting principles in the U.S. (“GAAP”). However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because we use this information in evaluating the results of our core operations and/or internal goal setting. In addition, we believe this information provides investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the periods presented. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Please refer to our website at http://www.cbrands.com/investors/reporting for a more detailed description and further discussion of these non-GAAP financial measures.

	Three Months Ended August 31, 2018			Three Months Ended August 31, 2017			Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)
Net sales	$2,299.1		$2,299.1	$2,087.9		$2,087.9	10%	10%
Cost of product sold	(1,130.9)	$11.8		(1,019.2)	$(3.4)
Gross profit	1,168.2	11.8	$1,180.0	1,068.7	(3.4)	$1,065.3	9%	11%
Selling, general and administrative expenses	(403.2)	3.9		(351.4)	(0.7)
Operating income	765.0	15.7	$780.7	717.3	(4.1)	$713.2	7%	9%
Income from unconsolidated investments	688.4	(690.5)		0.2
EBIT			$778.6			$713.4	NA	9%
Interest expense	(88.0)	0.2		(81.3)
Loss on extinguishment of debt	—			(2.1)	2.1
Income before income taxes	1,365.4	(674.6)	$690.8	634.1	(2.0)	$632.1	115%	9%
Provision for income taxes (1)	(214.1)	87.3		(130.0)	(0.4)
Net income	1,151.3	(587.3)		504.1	(2.4)
Net income attributable to noncontrolling interests	(1.8)			(2.5)
Net income attributable to CBI	$1,149.5	$(587.3)	$562.2	$501.6	$(2.4)	$499.2	129%	13%

EPS (2)	$5.87	$(3.00)	$2.87	$2.49	$(0.01)	$2.48	136%	16%

Weighted average common shares outstanding – diluted	195.907		195.907	201.346		201.346

Gross margin	50.8%		51.3%	51.2%		51.0%
Operating margin	33.3%		34.0%	34.4%		34.2%
Effective tax rate	15.7%		18.4%	20.5%		20.6%

	Three Months Ended August 31, 2018				Three Months Ended August 31, 2017
Comparable Adjustments	Acquisitions, Divestitures and Related Costs (3)	Restructuring and Other Strategic Business Development Costs (4)	Other (5)	Total	Acquisitions, Divestitures and Related Costs (3)	Restructuring and Other Strategic Business Development Costs	Other (5)	Total
Cost of product sold	$(0.8)	$(1.6)	$(9.4)	$(11.8)	$(2.8)	$—	$6.2	$3.4
Selling, general and administrative expenses	$0.4	$(4.3)	$—	$(3.9)	$(0.7)	$(2.0)	$3.4	$0.7
Operating income (loss)	$(0.4)	$(5.9)	$(9.4)	$(15.7)	$(3.5)	$(2.0)	$9.6	$4.1
Income (loss) from unconsolidated investments	$(1.6)	$—	$692.1	$690.5	$—	$—	$—	$—
Interest expense	$(0.2)	$—	$—	$(0.2)	$—	$—	$—	$—
Loss on extinguishment of debt	$—	$—	$—	$—	$—	$—	$(2.1)	$(2.1)
(Provision for) benefit from income taxes (1)	$6.0	$1.5	$(94.8)	$(87.3)	$1.3	$0.8	$(1.7)	$0.4
Net income (loss) attributable to CBI	$3.8	$(4.4)	$587.9	$587.3	$(2.2)	$(1.2)	$5.8	$2.4

EPS (2)	$0.02	$(0.02)	$3.00	$3.00	$(0.01)	$(0.01)	$0.03	$0.01

(1)	The effective tax rate applied to each Comparable Adjustment amount is generally based upon the jurisdiction in which the Comparable Adjustment was recognized.

(2)	May not sum due to rounding as each item is computed independently.

(3)
For the three months ended August 31, 2018, acquisitions, divestitures and related costs consist primarily of a gain on the sale of certain assets, partially offset by transaction-related costs recognized in connection with the pending additional investment in Canopy Growth Corporation announced in August 2018. For the three months ended August 31, 2017, acquisitions, divestitures and related costs consist of transaction, integration and other acquisition-related costs recognized primarily in connection with the acquisition of Prisoner.

(4)
For the three months ended August 31, 2018, restructuring and other strategic business development costs consist primarily of costs recognized in connection with the development of a program specifically intended to identify opportunities for further streamlining of processes and improving capabilities, linking strategy with execution, prioritizing resources and enabling an integrated digital platform.

(5)
For the three months ended August 31, 2018, other consists of an unrealized gain from the mark to fair value of our investments in Canopy Growth Corporation, partially offset by a net loss from the mark to fair value of undesignated commodity derivative contracts. For the three months ended August 31, 2017, other consists primarily of a net gain from the mark to fair value of undesignated commodity derivative contracts.

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

	Six Months Ended August 31, 2018			Six Months Ended August 31, 2017			Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)
Net sales	$4,346.2		$4,346.2	$4,016.4		$4,016.4	8%	8%
Cost of product sold	(2,129.4)	$3.4		(1,959.4)	$4.3
Gross profit	2,216.8	3.4	$2,220.2	2,057.0	4.3	$2,061.3	8%	8%
Selling, general and administrative expenses	(826.4)	24.5		(778.6)	92.3
Operating income	1,390.4	27.9	$1,418.3	1,278.4	96.6	$1,375.0	9%	3%
Income from unconsolidated investments	1,052.8	(1,050.2)		0.6
EBIT			$1,420.9			$1,375.6	NA	3%
Interest expense	(175.8)	0.2		(163.7)
Loss on extinguishment of debt	—			(8.8)	8.8
Income before income taxes	2,267.4	(1,022.1)	$1,245.3	1,106.5	105.4	$1,211.9	105%	3%
Provision for income taxes (1)	(369.8)	124.3		(201.4)	(40.1)
Net income	1,897.6	(897.8)		905.1	65.3
Net income attributable to noncontrolling interests	(4.3)			(5.0)
Net income attributable to CBI	$1,893.3	$(897.8)	$995.5	$900.1	$65.3	$965.4	110%	3%

EPS (2)	$9.64	$(4.57)	$5.07	$4.47	$0.32	$4.80	116%	6%

Weighted average common shares outstanding – diluted	196.468		196.468	201.199		201.199

Gross margin	51.0%		51.1%	51.2%		51.3%
Operating margin	32.0%		32.6%	31.8%		34.2%
Effective tax rate	16.3%		19.7%	18.2%		19.9%

	Six Months Ended August 31, 2018				Six Months Ended August 31, 2017
Comparable Adjustments	Acquisitions, Divestitures and Related Costs (6)	Restructuring and Other Strategic Business Development Costs (7)	Other (8)	Total	Acquisitions, Divestitures and Related Costs (6)	Restructuring and Other Strategic Business Development Costs	Other (8)	Total
Cost of product sold	$(1.4)	$(5.0)	$3.0	$(3.4)	$(9.8)	$—	$5.5	$(4.3)
Selling, general and administrative expenses	$0.4	$(8.6)	$(16.3)	$(24.5)	$(5.5)	$(3.4)	$(83.4)	$(92.3)
Operating loss	$(1.0)	$(13.6)	$(13.3)	$(27.9)	$(15.3)	$(3.4)	$(77.9)	$(96.6)
Income from unconsolidated investments	$99.8	$—	$950.4	$1,050.2	$—	$—	$—	$—
Interest expense	$(0.2)	$—	$—	$(0.2)	$—	$—	$—	$—
Loss on extinguishment of debt	$—	$—	$—	$—	$—	$—	$(8.8)	$(8.8)
(Provision for) benefit from income taxes (1)	$4.3	$3.4	$(132.0)	$(124.3)	$5.3	$1.3	$33.5	$40.1
Net income (loss) attributable to CBI	$102.9	$(10.2)	$805.1	$897.8	$(10.0)	$(2.1)	$(53.2)	$(65.3)

EPS (2)	$0.52	$(0.05)	$4.10	$4.57	$(0.05)	$(0.01)	$(0.26)	$(0.32)

(6)
For the six months ended August 31, 2018, acquisitions, divestitures and related costs consist primarily of a net gain recognized in connection with the sale of our remaining interest in our previously-owned Australian and European business (the “Accolade Wine Investment”) and a gain on the sale of certain assets, partially offset by transaction-related costs recognized in connection with the pending additional investment in Canopy Growth Corporation announced in August 2018. For the six months ended August 31, 2017, acquisitions, divestitures and related costs consist of (i)  transaction, integration and other acquisition-related costs recognized primarily in connection with the acquisitions of Prisoner and Obregon, and (ii)  costs recognized in connection with the sale of our Canadian wine business and related activities.

(7)
For the six months ended August 31, 2018, restructuring and other strategic business development costs consist primarily of costs recognized in connection with the development of a program specifically intended to identify opportunities for further streamlining of processes and improving capabilities, linking strategy with execution, prioritizing resources and enabling an integrated digital platform.

(8)
For the six months ended August 31, 2018, other consists primarily of an unrealized gain from the mark to fair value of our investments in Canopy Growth Corporation and a net gain from the mark to fair value of undesignated commodity derivative contracts, partially offset by a prior period adjustment for deferred compensation related to certain employment agreements. For the six months ended August 31, 2017, other consists primarily of impairment of certain intangible assets.

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
GUIDANCE - EPS
(in millions, except per share data)
(unaudited)

EPS Guidance

	Range for the Year Ending February 28, 2019
Forecasted EPS - reported basis (GAAP)	$14.10	$14.25
Acquisitions, divestitures and related costs (1)	(0.47)	(0.47)
Restructuring and other strategic business development costs (2)	0.07	0.07
Other (3)	(4.10)	(4.10)
Forecasted EPS - comparable basis (Non-GAAP) (4)	$9.60	$9.75

Actual for the Year Ended February 28, 2018
EPS - reported basis (GAAP)	$11.47
Acquisitions, divestitures and related costs (1)	0.10
Restructuring and other strategic business development costs (2)	0.05
Other (3)	(2.92)
EPS - comparable basis (Non-GAAP) (4)	$8.70

(1)
Includes an estimated ($0.50) and ($0.06) EPS for the year ending February 28, 2019, associated with a net gain recognized in connection with the sale of our remaining interest in the Accolade Wine Investment and a gain on sale of certain assets, respectively; partially offset by an estimated $0.07, $0.01 and $0.01 EPS for the year ending February 28, 2019, associated with transaction, integration and other acquisition-related costs in connection with the pending additional investment in Canopy Growth Corporation, the Schrader Cellars wine acquisition and the High West acquisition, respectively. Includes $0.02, $0.02, $0.02, $0.01 and $0.01 EPS for the year ended February 28, 2018, associated primarily with transaction, integration and other acquisition-related costs in connection with the Prisoner acquisition, the Schrader Cellars wine acquisition, the investments in Canopy Growth Corporation, the October 2016 Wine and Spirits Acquisitions and the Obregon brewery acquisition, respectively, and $0.01 EPS for the year ended February 28, 2018, associated with costs in connection with the sale of our Canadian wine business and related activities. (4)

(2)
Includes an estimated $0.07 EPS for the year ending February 28, 2019, and $0.05 EPS for the year ended February 28, 2018, associated primarily with costs recognized in connection with the development of a program specifically intended to identify opportunities for further streamlining of processes and improving capabilities, linking strategy with execution, prioritizing resources and enabling an integrated digital platform.

(3)
Includes an estimated ($4.18)and ($0.02) EPS for the year ending February 28, 2019, associated with an unrealized gain from the mark to fair value of our investments in Canopy Growth Corporation and a net gain from the mark to fair value of undesignated commodity derivative contracts, respectively; partially offset by $0.08 EPS for the year ending February 28, 2019, associated with a prior period adjustment for deferred compensation related to certain employment agreements. For the year ending February 28, 2019, the unrealized gain from the mark to fair value of our investments in Canopy Growth Corporation and the net gain from the mark to fair value of undesignated commodity derivative contracts reflect the actual amount recognized for the six months ended August 31, 2018, and do not assume any future change in the fair value of these assets. Includes ($1.96), ($1.75), ($0.03), ($0.03) and ($0.02) EPS for the year ended February 28, 2018, associated with an unrealized gain from the mark to fair value of our investments in Canopy Growth Corporation, a net income tax benefit recognized in connection with the TCJ Act, a net gain from the mark to fair value of undesignated commodity derivative contracts, a gain in connection with the reduction in estimated fair value of a contingent liability associated with a prior period acquisition, and a foreign currency translation gain related to business reorganization activities, respectively; partially offset by $0.32, $0.28, $0.21 and $0.06 EPS for the year ended February 28, 2018, associated primarily with loss on extinguishment of debt, impairment of certain intangible assets, loss associated with the restructuring of an agreement with Owens-Illinois and loss on write-down of certain bulk wine inventory as a result of smoke damage sustained during the Fall 2017 California wildfires, respectively. (4)

(4)	May not sum due to rounding as each item is computed independently.

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
GUIDANCE - FREE CASH FLOW
(in millions)
(unaudited)

Free Cash Flow Guidance

Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Range for the Year Ending February 28, 2019
Net cash provided by operating activities (GAAP)	$2,350.0	$2,550.0
Purchases of property, plant and equipment	(1,150.0)	(1,250.0)
Free cash flow (Non-GAAP)	$1,200.0	$1,300.0
	Actual for the Six Months Ended August 31, 2018	Actual for the Six Months Ended August 31, 2017
Net cash provided by operating activities (GAAP)	$1,338.5	$1,102.9
Purchases of property, plant and equipment	(370.6)	(505.1)
Free cash flow (Non-GAAP)	$967.9	$597.8